                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            ST. JUDE MEDICAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                            St. Jude Medical, Inc.
                              One Lillehei Plaza
                              St. Paul, MN 55117

                                          March 27, 1998

Dear Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders of St. Jude Medical, Inc. at the Lutheran Brotherhood Auditorium, Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, on Thursday, May 14, 1998 at 9:30 a.m.

  The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be transacted at the meeting. We also plan to review the status of the Company's business at the meeting.

  At last year's Annual Meeting over 81% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend the meeting. Regardless of the number of shares you own, your vote is important. In order to assure that you will be represented, we ask you to please sign, date and return the enclosed proxy card promptly. This will not limit your right to vote in person or to attend the Annual Meeting.

  I look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Ronald A. Matricaria

                                          Chairman of the Board and
                                          Chief Executive Officer


     St. Jude Medical, Inc.  One Lillehei Plaza  St. Paul, Minnesota 55117
                     U.S.A. 612/483-2000 Fax 612/482-8318

                            ST. JUDE MEDICAL, INC.
                              ------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 14, 1998
                              ------------------

  Notice is hereby given that the Annual Meeting of Shareholders of St. Jude Medical, Inc. will be held at the Lutheran Brotherhood Auditorium, Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota on May 14, 1998 at 9:30 a.m. for the following purposes:

  1.To elect two (2) directors of the Company.

  2.To ratify the re-appointment of independent auditors for the Company for the current fiscal year.

  3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on March 20, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                       By Order of the Board of Directors,

                                       Kevin T. O'Malley
                                       Secretary


St. Paul, Minnesota
March 27, 1998

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                            ST. JUDE MEDICAL, INC.
                              ------------------
                                PROXY STATEMENT
                              ------------------

  This Proxy Statement is furnished to the shareholders of St. Jude Medical, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on May 14, 1998, or any adjournment(s) thereof. The Company's principal offices are located at One Lillehei Plaza, St. Paul, Minnesota 55117. The mailing of this Proxy Statement to shareholders of the Company commenced on or about March 27, 1998.

  Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation of a written proxy by request in person at the Annual Meeting; but if not so revoked, the shares represented by such proxy will be voted according to your directions. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on each proposal.

  Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. A shareholder who submits votes by proxy (including, in the case of shares held in street name, votes directed by brokers at their discretion on certain non-controversial matters as allowed under New York Stock Exchange rules) but does not vote on a specific item of business is not considered to be present and entitled to vote with respect to such item of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on the shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not vote on such item on the shareholder's behalf.

  The total number of shares of stock outstanding and entitled to vote at the Annual Meeting as of March 20, 1998 consisted of 83,962,846 shares of $.10 par value common stock. Each share of common stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on March 20, 1998 will be entitled to vote at the meeting. The presence, in person or by proxy, of holders of a majority of the shares of common stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table presents information provided to the Company as to the beneficial ownership of the Company's common stock as of March 9, 1998 by (i) persons holding 5% or more of such stock, (ii) named executive officers and
(iii) all directors and executive officers as a group:

                                                SHARES
                                             BENEFICIALLY       PERCENT OF
      BENEFICIAL OWNERS                         OWNED       OUTSTANDING SHARES
      -----------------                      ------------   ------------------
      Named Executive Officers:
       Ronald A. Matricaria                    1,374,263(1)         1.5%
       Patrick P. Fourteau                        79,170(1)           *
       Terry L. Shepherd                          69,723(1)           *
       Daniel J. Starks                        1,877,805            2.0%
       John P. Berdusco                           89,863(1)           *
      Directors and Executive Officers as a
       Group (19)                              3,751,114(2)         4.0%
      FMR Corp                                10,384,517(3)        11.3%
      82 Devonshire Street
      Boston, Massachusetts

------------------
*  Less than .1%
(1) Includes 1,303,123, 59,500, 65,525, and 81,900 shares which Messrs.
    Matricaria, Fourteau, Shepherd, and Berdusco, respectively, may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.
(2) Includes 1,701,035 shares which such individuals may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.
(3) As of December 31, 1997, FMR Corp. reported it beneficially owned 10,384,517 shares of the Company's common stock of which it held sole power to vote or direct the vote of 330,437 shares.

                           1. ELECTION OF DIRECTORS

  Two directors will be elected to three-year terms at the Annual Meeting. Pursuant to the Company's Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote.

  The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for such nominees. The Company believes that each nominee named below will be able to serve; but should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee(s) as the Board of Directors may propose.

  The names and ages of the nominees and other directors, their principal occupations, and amount of Company common stock owned by each such person are set forth below, based upon information furnished to the Company by such persons. Ownership of Company common stock is given as of March 9, 1998.

                                                                        COMMON
                                                                        STOCK     PERCENT OF
                                                            DIRECTOR BENEFICIALLY OUTSTANDING
NAME AND AGE                    PRINCIPAL OCCUPATION         SINCE      OWNED       SHARES
------------              --------------------------------- -------- ------------ -----------
DIRECTORS NOMINATED FOR A TERM OF OFFICE ENDING IN 2001:
Fred B. Parks (50)        President and COO                   1997       4,000(1)       *
                          St. Jude Medical, Inc.
                          St. Paul, MN
Gail R. Wilensky (54)     Senior Fellow                       1995      11,262(1)       *
                          Project Hope,
                          Washington, D.C.
DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER
THE ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 1999:
Thomas H. Garrett III     Business Consultant                 1979      62,050(1)       *
(53)
                          Minneapolis, MN
Roger G. Stoll (55)       CEO and President                   1991      25,012(1)       *
                          Ohmeda, Inc.
                          Liberty Corner, NJ
                          (Medical Products)
Paul J. Chiapparone (58)  Executive Vice President            1996       6,925(1)       *
                          Electronic Data Systems
                          Corporation
                          Plano, Texas
                          (Information Management Services)
DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER
THE ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 2000:
Ronald A. Matricaria      Chairman and CEO                    1993   1,374,263(1)     1.5%
(55)
                          St. Jude Medical, Inc.
Walter L. Sembrowich      President                           1994      20,000(1)       *
(55)
                          Aviex, Inc.
                          Minneapolis, MN
                          (Management Consulting Services)
Daniel J. Starks (43)     CEO                                 1996   1,877,805(1)     2.0%
                          Cardiac Rhythm Management
                          Division and Daig Corporation
                          Minnetonka, MN
                          (Wholly-owned subsidiaries of
                          St. Jude Medical, Inc.)
Walter F. Mondale (70)    Partner                             1997       4,225(1)       *
                          Dorsey & Whitney LLP
                          Minneapolis, MN

------------------
*  Less than .1%

(1) Includes 0, 10,500, 42,000, 19,500, 3,000, 1,303,123, 15,000, 25,000, and
    3,000 shares which Drs. Parks and Wilensky, Messrs. Garrett, Stoll, Chiapparone, and Matricaria, Dr. Sembrowich, Messrs. Starks and Mondale, respectively, may acquire within sixty days from the date hereof, pursuant to the exercise of stock options.

OTHER INFORMATION REGARDING THE BOARD

  BUSINESS EXPERIENCE. Dr. Parks became the President and Chief Operating Officer of St. Jude Medical effective January 1, 1998. Dr. Parks joined the Board of Directors of the Company in December 1997. Prior to employment at St. Jude Medical, Dr. Parks was the President and COO of EG&G, Inc., where he served in various capacities for over two decades. Dr. Parks has served on business boards of various EG&G subsidiaries in both Europe and Asia, as well as the advisory boards of various universities.

  Dr. Wilensky currently serves as the John M. Olin Senior Fellow at Project HOPE, an international health foundation. From 1992 to 1993 she served as the Deputy Assistant to President George Bush for policy development, and from 1990 to 1992 she was the Administrator of the United States Health Care Financing Administration directing the Medicaid and Medicare programs. She currently serves as Trustee for the Combined Benefits Fund of the United Mineworkers of America, Governor on the Board of the Research Triangle Institute and as a director on the boards of Syncor International, United HealthCare Corporation, Suburban Hospital, SMS Corp., NeoPath Inc., Quest Diagnostics Incorporated, Pharmerica, and Ralin Medical Inc. - all health care service companies; and Advanced Tissue Sciences, Inc., a tissue engineering company.

  Mr. Garrett has been self-employed as a business consultant since June 1996. Previously, he had been a member of the law firm of Lindquist & Vennum PLLP of Minneapolis, Minnesota and served as its Managing Partner from 1993 through 1995. Lindquist & Vennum PLLP has represented the Company on various matters since its inception. Mr. Garrett is also a director of Check Technology Corporation, a manufacturer of financial document printing systems, and Lifecore Biomedical, Inc., a biomedical and surgical device manufacturer.

  Dr. Stoll is the Chief Executive Officer and President of Ohmeda, Inc., a medical device and pharmaceutical manufacturer, and is a director of the BOC Group, plc., of which Ohmeda is a subsidiary. He was previously employed by Miles Inc., a wholly-owned subsidiary of Bayer, AG, a German pharmaceutical company, and served as Executive Vice President and General Manager of its Diagnostics Business Group from 1987 to 1991 and Chief Administrative Officer from 1986 to 1987. Dr. Stoll was also Chairman of the Board of Molecular Diagnostics, Inc., and was a director of Bayer Diagnostics in Germany and Miles-Sankyo in Japan. From 1976 to 1986, Dr. Stoll was employed by American Hospital Supply Corporation, serving most recently as President of the Critical Care Division. Dr. Stoll currently serves on the boards of the Health Industry Manufacturing Association and St. Barnabas Medical Center in New Jersey.

  Mr. Chiapparone is an Executive Vice President of Electronic Data Systems Corporation (EDS). He has been employed by EDS since 1966 in a variety of operational responsibilities. He currently serves on the boards of a number of charitable and educational organizations.

  Mr. Matricaria served as President and Chief Executive Officer and director of the Company from April 1993 to January 1995 at which time he was also appointed as the Chairman of the Board. Since January 1998, Mr. Matricaria has served as the Company's Chairman and Chief Executive Officer. Prior to joining St. Jude Medical, Mr. Matricaria was employed by Eli Lilly and Company since 1970 where he most recently was Executive Vice President of the Pharmaceutical Division and President of its North American Operations. Previously he served as President of Eli Lilly International, President - Medical Devices and Diagnostics Division, and President and Chief Executive Officer - Cardiac Pacemakers, Inc., a wholly-owned subsidiary of Eli Lilly. Mr. Matricaria previously served as a director on the boards of The Home Depot, Inc., a home improvement retailer, the Massachusetts College of Pharmacy and Allied Health Science, the American Foundation for Pharmaceutical Education, the American Diabetes Association and the National Foundation for Infectious Diseases. Currently, Mr. Matricaria serves as a director on the boards of the Health Industry Manufacturers Association and Centocor, Inc., a biotechnology company.

  Dr. Sembrowich is the President of Aviex, Inc., a management and investment firm serving medical start-up companies. He was a founder of Diametrics Medical, Inc., a manufacturer of point-of-care blood chemistry analysis systems, and was Co-Chairman of the Board of Directors from January 1993 to February 1995, and a director until 1996. From 1990 through January 1993, he was President and Chief Executive Officer of the company. Currently Dr. Sembrowich serves as director of Integ, Inc., a public company, and eMed, Inc., a medical technology firm. He is also Chairman of the Board of Opticon Medical, Inc., a medical technology company, and a founder and Chairman of CuraMed Systems, Inc., a disease management company. From 1988 to 1990, Dr. Sembrowich was a management consultant to PPG Industries, Inc., a health care and industrial supply company. Dr. Sembrowich was a founder of Arden Medical Systems, Inc., a manufacturer of clinical chemistry analysis systems, and served as its Vice President of Scientific Affairs from 1983 to 1988. Dr. Sembrowich has served as Chairman and Review Board member for the Small Business Innovative Research program of the National Institutes of Health, and has served as a director for Minnesota Project Innovation.

  Mr. Starks became the Chief Executive Officer of the Cardiac Rhythm Management Division of St. Jude Medical, Inc. in September 1997. Mr. Starks is also the Chief Executive Officer of Daig Corporation, a wholly-owned subsidiary of St. Jude Medical, Inc. He previously served as the President, Secretary and a director of Daig Corporation since 1988.

  Mr. Mondale is currently a partner with the law firm of Dorsey & Whitney LLP, headquartered in Minneapolis, Minnesota. From 1993 to 1996, Mr. Mondale served as U.S. Ambassador to Japan. Prior to serving as Ambassador, he was a partner with Dorsey & Whitney from 1987 to 1993. From 1981 to 1987, he was a partner with the law firm of Winston & Strawn in the Washington, D.C. office. From 1977 to 1981, he was Vice President of the United States. From 1964 to 1976, Mr. Mondale was a U.S. Senator from Minnesota and was Attorney General of Minnesota from 1960 to 1964. Mr. Mondale serves on the boards of Blackrock Mutual Funds, CNA Financial Corp., Northwest Airlines, Interra Financial, and United HealthCare. He also is a board member of the Mayo Foundation, the University of Minnesota Foundation and Minnesota Public Radio.

  MEETINGS. During 1997, the Board of Directors met eight times. Each director attended more than 75% of the meetings of the Board of Directors and any Committee on which such director served.

  BOARD COMMITTEES. The Audit Committee, consisting of Messrs. Garrett, Mondale and Stoll met four times in 1997. Among other duties, the Audit Committee reviews the scope and results of independent and internal audits, the Company's financial results and presentation and comments by the auditors regarding internal controls and accounting procedures and management's responses to those comments.

  The Compensation Committee, consisting of Messrs. Langone, Miller, and Dr. Sembrowich, met two times in 1997. Messrs. Langone and Miller are retiring from the Board of Directors and are not standing for reelection. The Compensation Committee's duties include annual approval of the Company's compensation policies, including salary, bonus and long-term incentive programs, evaluation of the appropriate base salary level for executive officers for Board of Directors approval, consideration of matters with respect to profit sharing and other employee benefits provided by the Company and review of management succession planning.

  The Governance and Nominating Committee, consisting of Drs. Sembrowich and Wilensky and Mr. Chiapparone met twice in 1997 and is responsible for recommending good governance practices. The Governance and Nominating Committee evaluates qualifications and candidates for positions on the Board and recommends Board committee composition. In addition, the Governance and Nominating Committee facilitates an annual evaluation by Board members of the board and individual director performance and provides feedback to the entire Board.

  The Governance and Nominating Committee will consider nominees for Board membership submitted by shareholders. Nominations by shareholders must be made pursuant to timely notice in writing to the Company Secretary at One Lillehei Plaza, St. Paul, Minnesota 55117. Candidates for director should be persons with broad training and experience in their chosen fields who have earned distinction in their activities. Notice by the shareholder to be timely must be received between October 1 and November 30 of the year preceding the annual meeting. The notice shall set forth certain information concerning such shareholder and the nominees, including their names and addresses, their principal occupation or employment, their beneficially owned common stock of the Company, such other information as would be required in a proxy statement soliciting proxies for the election of the nominees and the consent of each nominee to serve as a director if so elected. The Committee may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

  CERTAIN TRANSACTIONS. Mr. Mondale, a director of the Company, is a partner in the law firm of Dorsey & Whitney L.L.P. which was paid for legal services rendered to the Company during the last fiscal year. It is anticipated that Dorsey & Whitney L.L.P. will continue to perform legal services for the Company during the current fiscal year.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table shows, for the fiscal years ending December 31, 1997, 1996 and 1995, the cash compensation paid by the Company and certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer, and to each of the other four most highly compensated named executive officers of the Company whose total cash compensation exceeded $100,000 during fiscal year 1997 in all capacities in which they served.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION          LONG-TERM COMPENSATION
                                  --------------------------------- ---------------------------
                                                                    RESTRICTED
                                                     OTHER ANNUAL     STOCK                          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR  SALARY   BONUS   COMPENSATION(1) AWARDS(2)  STOCK OPTIONS(3)   COMPENSATION(4)
---------------------------  ---- -------- -------- --------------- ---------- ----------------   ---------------
Ronald A. Matricaria         1997 $773,461 $      0    $     --             --           --          $ 37,480
 Chairman and CEO            1996  549,519  544,024          --     $1,568,750    1,536,000(/5/)      126,839
                             1995  522,981  549,130          --             --       45,000            37,339
Patrick P. Fourteau          1997  425,000        0     126,277             --       54,000            79,823
 President                   1996  274,449  132,237     147,161             --      143,000            67,476
 International Division      1995  111,400   35,417     168,184        593,788      120,000            15,061
Terry L. Shepherd            1997  253,859   60,926          --             --           --            49,103
 President                   1996  223,000  107,625          --             --      230,000            46,865
 Heart Valve Division        1995  183,305   94,311          --             --       18,000            19,150
Daniel J. Starks             1997  250,000   30,000          --             --           --               408
 CEO                         1996  131,635       --          --             --      175,000             2,049
 Cardiac Rhythm              1995       --       --          --             --           --                --
 Management Division
 and Daig Corporation
John P. Berdusco             1997  230,242   34,191          --             --       72,000            32,137
 Vice President--            1996  210,654  103,961          --             --       18,000            33,595
 Administration              1995  192,479  100,445          --             --       18,000            28,612

------------------
Note: Certain information called for in this table is not applicable to the Company or the individuals named above for the periods indicated.

(1) "Other Annual Compensation" is included in the table to the extent it exceeds the lesser of $50,000, or 10% of total salary and bonus, of any named executive officer. Mr. Fourteau's 1997, 1996 and 1995 other annual compensation includes various components of a foreign service package, which includes items such as an automobile allowance, housing allowance, tax equalization payments and a foreign service salary premium.

(2) Upon employment by the Company in 1995, Mr. Fourteau was granted 20,100 shares of restricted stock. The restrictions lapse annually over a five year period. At January 2, 1998, 12,060 shares with a market value of $391,950 remained restricted. In connection with the 1996 extension of his employment agreement, Mr. Matricaria was granted 50,000 shares of restricted stock. The restrictions lapse annually over a four year period. At January 2, 1998, 37,500 shares with a market value of $1,218,750 remained restricted.

(3) No stock appreciation rights have been granted to the named executive officers. Figures in this column represent the number of stock option shares granted during each year. In 1996, Messrs. Fourteau, Shepherd and Starks were granted options of 125,000, 200,000, and 175,000 shares, respectively, to reflect their expanded responsibilities and expected significant contributions to the ongoing growth and profitability of the Company. In 1996, Mr. Matricaria's employment contract was renegotiated with terms extending through December 31, 2001. In connection with this extension, Mr. Matricaria was granted stock options for 1,496,000 shares, including options for 1,000,000 shares which were approved by the shareholders in 1997.

(4) Includes Company retirement plan contributions and the value of Company provided life insurance. For 1997, the Company's retirement plan contributions, including contributions under the Company's Management Savings Plan ("MSP"), were $30,530, $75,215, $47,597, $0 and $30,530 for
    Messrs. Matricaria, Fourteau, Shepherd, Starks, and Berdusco, respectively. Mr. Matricaria's 1996 other compensation included $93,225 relating to a tax gross-up in connection with Supplemental Executive Retirement Plan taxes.

  The following table contains information concerning the grant of stock options under the Company's 1997 Stock Option Plan and 1994 Stock Option Plan to the named executive officers during fiscal year 1997.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
             ------------------------------------------------------
             NUMBER OF      % OF
             SECURITIES TOTAL OPTIONS
             UNDERLYING  GRANTED TO                                 GRANT DATE
              OPTIONS     EMPLOYEES    EXERCISE                      PRESENT
NAME         GRANTED(1)    IN 1997    PRICE/SHARE  EXPIRATION DATE   VALUE(4)
----         ---------- ------------- ----------- ----------------- ----------
Ronald A.
 Matricaria         --        --       $     --                  --  $     --
Patrick P.
 Fourteau    54,000(3)       1.1%       37.1875   December 18, 2007   707,756
Terry L.
 Shepherd           --        --             --                  --        --
Daniel J.
 Starks             --        --             --                  --        --
John P.
 Berdusco    18,000(2)        .4%       32.4375   May 1, 2007         264,263
             54,000(3)       1.1%       37.1875   December 18, 2007   707,756

------------------
(1) No stock appreciation rights were granted to the named executive officers in 1997.

(2) Fifty percent of these options (the "performance options") become exercisable if the Company's stock price reaches specified targets as of the end of each fiscal year from 1997 through 2001. At January 2, 1998, none of these performance options became exercisable.

(3) Fifty percent of these options (the "performance options") become exercisable if the Company's stock price reaches specified targets as of the end of each fiscal year from 1998 through 2002.

(4) The Company uses a variation of the Black-Scholes option pricing model to establish stock option value for the purposes of the above table. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized will be at or near the value as estimated by the Black-Scholes model. The specific assumptions used in valuing the stock options were as follows:

   . Volatility ranging between 32.8% and 35.1%, representing the annual variance in the daily percentage change in the price of the Company's common stock over a six month period.

   . Risk free rate of return of ranging between 5.62% and 6.78%, representing the average six-year treasury rate on the date of each specific date of grant.

   . Expected term of options granted of six years, representing the average term of options exercised in 1992 through 1997.

  The following table sets forth information concerning the exercise of stock options during the last fiscal year and unexercised options and stock appreciation rights ("SARs") held as of the end of the fiscal year for the named executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                OPTIONS/SARS              OPTIONS/SARS
                                            AT FISCAL YEAR END(1)   AT FISCAL YEAR END(1)(2)
                                          ------------------------- -------------------------
                 SHARES
                ACQUIRED
NAME           ON EXERCISE VALUE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----           ----------- -------------- ----------- ------------- ----------- -------------
R. Matricaria       --          $--        1,226,623    1,350,000   $10,070,869  $1,532,250
P. Fourteau         --           --           57,250      259,750        88,750     266,250
T. Shepherd         --           --           34,525      235,975       219,769     106,856
D. Starks           --           --           25,000      150,000            --          --
J. Berdusco         --           --           73,650       97,350       753,300      78,700

------------------
(1) The Company has no stock appreciation rights (SARs) outstanding.

(2) Values were calculated using a price of $32.50 per share, the closing sale price of the Company's common stock as reported by the New York Stock Exchange on January 2, 1998.

  STOCK PERFORMANCE. The Securities and Exchange Commission requires that the Company include in this proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with the Standard and Poor's (S&P) 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has approved the use of the S&P Medical Products and Supplies Index as its peer group index. The table below compares the cumulative total return as of the beginning of each of the Company's last five fiscal years assuming $100 was invested as of December 31, 1992 in the common stock of the Company, the S&P Medical Products and Supplies Index and the S&P 500 Stock Index, assuming the reinvestment of all dividends. The Indexes are weighted based on market capitalization at the time of each reported data point. The following graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities and Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                                   [GRAPH]



                                         1992  1993  1994  1995  1996  1997
                                         ----- ----- ----- ----- ----- -----
St. Jude Medical, Inc.                   100.0  64.1  96.8 157.1 154.8 111.4
S&P Medical Products and Supplies Index  100.0  76.3  90.3 152.2 174.5 217.4
S&P 500 Index                            100.0 109.9 111.3 152.7 187.3 249.3

           EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL AGREEMENTS

  CHIEF EXECUTIVE OFFICER EMPLOYMENT AGREEMENT. In July 1996, the Compensation Committee of the Board and Mr. Matricaria negotiated an extension to Mr. Matricaria's original 1993 employment agreement, which would have expired on December 31, 1997. Pursuant to the terms of the extension effective January 1, 1997, Mr. Matricaria will receive an annual base salary of $750,000 and customary fringe benefits provided to Company officers, including an opportunity to earn a bonus.

  If Mr. Matricaria's employment is terminated prior to December 31, 2001 for any reason other than "good cause," he will receive monthly payments for a period of up to 24 months based on his then existing base salary and average of bonuses for the previous two years, except that any such monthly payment will not be made past December 31, 2001. "Good cause" means acting in bad faith or dishonesty, violating any law of any domestic or international government to which the Company is bound, or performing duties with gross negligence.

  Mr. Matricaria's existing change in control agreement was renewed and a new change in control agreement was negotiated to provide him with a payment of $10,000,000 upon a change in control as defined in his existing change in control agreement, regardless of whether he remains employed by the Company or is terminated subsequent to a change of control.

  Management Savings Plan Benefit. In connection with the agreement to extend Mr. Matricaria's 1993 employment agreement, Mr. Matricaria agreed to waive and relinquish all rights under a Supplemental Executive Retirement Agreement (the "SERP") and funded trust which the Company established in April, 1993, to replace the value of the pension benefit Mr. Matricaria would have received had he remained with his previous employer through October 1, 1996.

  In exchange for his waiver, the Company credited and set aside $3,460,000 for Mr. Matricaria under the St. Jude Medical Management Savings Plan (the "MSP") which is a non tax-qualified deferred compensation plan for a select group of management employees. As a result of Mr. Matricaria's waiver of benefits, the SERP was terminated, the trust was liquidated in September, 1996 and the amount in the trust at the time of the waiver reverted to the Company.

  The amount credited to Mr. Matricaria under the MSP is 100% vested and is payable from the general assets of St. Jude Medical only upon Mr. Matricaria's termination of employment or his death. Under the terms of the MSP, Mr. Matricaria and other management employees who are eligible to participate may elect to defer up to 50% of their base compensation and up to 100% of any cash bonus, and to receive Company contributions that would have been payable under the St. Jude Medical, Inc. Employee Profit Sharing and Savings Plan but for certain limits imposed on contributions to qualified plans under the Internal Revenue Code. In 1997, Mr. Matricaria deferred $770,000 of his base salary and bonus under the MSP, and received $13,000 in Company contributions.

  Split Dollar Life Insurance. Mr. Matricaria and the Company will share the premiums on a whole life insurance contract providing a death benefit of at least $3,000,000. Under this agreement, the Company is obligated to pay a portion of the premium on the policy and, in exchange, has a lien on the cash surrender value of the policy and on any death benefit payable under the policy equal to the lesser of the premiums paid by the Company or the policy's cash surrender value. Mr. Matricaria is responsible for payment of that portion of the premium equal to the cost of the life insurance protection in excess of the Company's security interest in the policy, which premium portion the Company has agreed to reimburse Mr. Matricaria through a bonus. The Company's obligation to make premium payments continues until the earlier of the date Mr. Matricaria attains age 65 or his death. Upon Mr. Matricaria's attaining age 65, the Company may either recover its premiums out of the cash surrender value of the policy or Mr. Matricaria may reimburse the Company for its premiums paid and receive full and unrestricted rights to the policy.

  Other Perquisites. For both security and time management reasons, the Company has granted Mr. Matricaria and his immediate family periodic use of the Company plane for personal, as well as business use. The Company has further agreed to be responsible for payment of any taxes due in connection with such personal use.

  OTHER EMPLOYMENT AGREEMENTS. Pursuant to Board of Directors approval, the Company has entered into employment agreements with 10 of its officers, including Mr. Matricaria and the other named executive officers. In the event of any "change in control" as defined in the agreements and for a period of three years thereafter, if an officer's employment is terminated (i) by the Company for reasons other than death, retirement, disability or (ii) by the officer for "good reason," then the Company shall pay a severance payment equal to two times the prior twelve months' compensation if the officer's employment with the Company has exceeded three years and one times the prior twelve months' compensation if such employment was less than three years. "Cause" means conviction by a court of competent authority for felony criminal conduct. "Good reason" means substantial reduction of principal duties, responsibilities and reporting obligations or reduction in annual compensation. In general, a change in control occurs when there has been any change in the controlling persons reported in the Company's proxy statements, when 40% or more of the Company's outstanding voting stock is acquired by any person or when current members of the Board of Directors or their successors elected or nominated by such members cease to be a majority of the Board of Directors. If a change in control had occurred at the end of 1997, the following named executive officers would have received the payments indicated pursuant to their employment agreements: Mr. Matricaria, $12,692,565; Mr. Fourteau, $576,127, Mr. Shepherd, $759,280, Mr. Starks, $280,408, and Mr.
Berdusco, $706,120.

  INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each of its directors and officers which provide for indemnification against certain costs incurred by each director and officer made or threatened to be made a party to a proceeding because of his or her official capacity as a director or officer. The indemnification agreements, together with the Company's Bylaws, provide for indemnification to the fullest extent permitted by Minnesota law.

  DIRECTOR COMPENSATION. Each non-employee director receives a retainer of $2,500 per month plus $1,000 for each Board meeting attended. Directors are reimbursed for expenses incurred in connection with travel and lodging when attending meetings of the Board or otherwise engaged in Company business. Directors may elect to receive the annual retainer fee either as 100% cash, 50% cash plus 50% restricted stock, or 100% restricted stock. The restriction on the stock lapses on the six month anniversary after the grant date.

  Under the 1997 Stock Option Plan (the "1997 Plan"), the Company has in effect a program of annual automatic grants of stock options to non-employee directors. Each person who is not an employee of the Company and who is elected, re-elected or serving an unexpired term as a director at any annual or special meeting of shareholders shall, as of the date of such annual meeting, automatically receive an option to purchase 3,000 shares of common stock at an option price of not less than 100% of the fair market value of the Company's common stock on such date. All such options are designated as non-qualified stock options with ten-year terms and fully vest on the six month anniversary from the grant date. Further, under the 1997 Plan, non-employee directors will be eligible to receive options from time to time in addition to the annual grants described above, but no non-employee director may receive options which, together with the automatic grant of options described above, exceed 5,000 shares in any calendar year. At the 1997 annual meeting of shareholders, each non-employee director at that time received an automatic grant of an option to purchase 3,000 shares at $32.4375 per share, the fair market value of the common stock on the date of grant.

  In March, 1996, the Board terminated the retirement plan for non-employee directors effective April 1, 1996. No further benefits accrue under this plan to non-employee directors from and after March 31, 1996, except that (i) any non-employee directors at that time who had not served five years as a director shall continue to be credited with years of service solely to qualify for a benefit based on service prior to April 1, 1996; and (ii) each director's benefit that accrued prior to April 1, 1996 will be paid in accordance with the plan. Each non-employee director who has served five years or more will receive payment of an annual benefit equal to the average of the annual retainer paid to the director during his or her service as a director, with a minimum annual benefit of $24,000. The retirement benefit will commence at the later of the time of retirement as a member of the Board or when the director becomes 60 years old. In the event of any change in control as defined in the plan, directors become immediately vested in the plan whether or not they have completed five years of service. The retirement benefit is payable over a number of years equal to the director's years of service as a member of the Board of Directors. Mr. Chiapparone waived his rights to benefits under the terminated plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policy and administering the compensation programs for the Company's executive officers including the named executive officers. The Committee is comprised exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed and approved by the Board of Directors.

  The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

  The Committee evaluates the Company's executive compensation programs in relation to the programs offered by other medical products and supplies companies. This analysis ensures the Committee has sufficient comparative data with respect to overall compensation levels. There were eighteen medical products and supplies companies included in the most recent analysis. Certain of these companies are included in the S&P Medical Products and Supplies group which is used for the purpose of comparing shareholder returns in the shareholder return performance graph. Some of the companies included in the S&P Medical Products and Supplies group do not participate in the compensation survey. The Committee's objective is to attract and retain talented individuals by targeting total executive compensation at the 60th percentile of the market, defined as the previously referenced eighteen medical products and supplies peer group companies.

  In recognition of Code Section 162(m) of the Internal Revenue Code (the "IRC"), which limits the deductibility of certain executive compensation to $1,000,000 per year, the Committee will, to the extent programs can be excluded from the $1,000,000 limit and to the extent no pre-existing, contractual obligations exist, take the necessary actions to secure full tax deductibility under the IRC.

COMPENSATION PHILOSOPHY

  The Company's continued growth and diversification activities together with worldwide health care reform and increased competitive pressures present significant challenges to the Company's management. The Company's compensation program is designed to enable the Company to attract, retain and motivate executives required for the long-term success of the Company and in growing shareholder value. Further, the executive compensation program is designed to provide incentives which will reward key managers for aggressively pursuing the actions necessary to improve the Company's performance and enhance long-term shareholder value.

  The Company's executive compensation program is based upon a pay-for-performance philosophy. There are three components to the Company's executive compensation program: base salary, an annual cash incentive bonus payment and long-term stock based incentives. The Company is committed to having a strong link between its business and strategic goals and its compensation program and believes this philosophy is in the best interest of the Company's shareholders. A significant portion of the executive compensation is performance based and at risk. The financial goals for certain elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company's strategic and operating plans.

  ST. JUDE'S MEDICAL COMPENSATION PROGRAM

  BASE SALARY. An executive's base salary is determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, current salary in relation to the range designated for the job and salary levels for comparable positions at the peer group companies referenced above. Additionally, the Committee sets base salaries for executive officers based on the executive's contribution to the Company's success through operational improvements and strategic initiatives. Factors considered in determining base salary are not assigned pre-determined relative weights. Based on the survey information available from the eighteen medical products and supplies peer group companies, the executive officers' salary levels are currently estimated to be at the 50th percentile. The Company has a non-qualified deferred compensation plan for certain highly compensated employees. This plan provides for employees to defer base salary and annual incentive payments and for the Company to supplementally contribute amounts to restore benefits lost due to legal limits on qualified retirement plan contributions.

  ANNUAL INCENTIVE AWARDS. Annual incentive awards are intended to provide executive officers and key managers an additional incentive for achieving the annual performance goals established in the yearly business plan. Payments under the Company's annual cash incentive plan, the Management Incentive Compensation Plan (the "Plan"), are based on the Company's level of achievement of annual earnings per share targets, divisional profitability targets and individual objectives, all as established under the Company's annual operating plan. There is a pre-assigned relative weighting ascribed to each of these factors. Payments under the Plan are based on one or a combination of these factors. This Plan was approved by the shareholders in 1995 and is effective through 1999.

  Executive officers are eligible for normal annual cash incentive payments ranging from 40% to 50% of base salary, except for the Chief Executive Officer who is eligible for a normal incentive payment of up to 100% of base salary. The payments can increase by up to 50% of the normal payments based on performance above targeted levels and decrease substantially if actual results fail to meet targeted levels. For fiscal year 1997, the Company's performance did not meet targeted profitability levels and; therefore, the Committee approved annual incentive awards that were significantly below the normal levels referenced above.

  EQUITY BASED COMPENSATION. The Company's overall equity compensation philosophy is that equity based incentives should be directly related to the creation of shareholder value, thus providing a strong link between management and shareholders. In support of this philosophy, the Company has awarded to its executive officers stock options and to a limited extent, restricted stock.

  STOCK OPTION AWARDS. Stock options are an important part of the Company's performance based compensation. The primary purpose of stock options is to encourage and reward executive officers for creating shareholder value as measured by stock price appreciation. Stock options have been awarded at an exercise price equal to or greater than the fair market value of the stock on the date of grant and therefore, only have value if the price of the Company's stock appreciates in value from the date the stock options are granted. The executive officers and shareholders benefit equally from such stock price appreciation.

  Stock options are awarded from time to time consistent with the Company's objective to provide (i) a long-term equity interest in the Company, and (ii) an opportunity for a greater financial reward if long-term performance is sustained. To encourage a longer-term perspective, the options cannot be exercised immediately except for the "All Employee Stock Option" (see below). Generally options become exercisable over a four-year period. The number of options granted to each executive officer falls within a pre-determined range, set and approved annually by the Committee. Individual grant size is dependent upon the Company's future business plans and the executive officer's ability to positively impact those plans, the executive officer's position and level of responsibility within the Company, and an evaluation of the executive officer's performance. No pre-assigned relative weight is ascribed to any of these factors. Stock options may be granted which may become exercisable at accelerated rates if certain performance measures are met ("performance stock options"). If the performance measures are not met, the performance stock options vest only at expiration of the term of the option, generally ten years subsequent to the date of grant. See "1997 Performance Stock Option Program" below.

  In the past several years it has been the practice of the Company to issue stock options in the first quarter of the year. In 1997, because the 1997 Stock Option Plan had not been approved by shareholders, the normal grant occurred after May 1, when the shareholders approved the plan.

  The Board decided, because of the impact of integration activities on employees, and because the newly acquired Ventritex employees did not participate in the first stock option grant, to accelerate the stock option grant normally given in the first quarter of 1998 to December, 1997.

  Stock ownership guidelines were established in 1995. These guidelines set forth stock ownership targets which management and board members are expected to achieve. Targeted stock ownership levels range from one to three times base salary for employees and three times annual retainer for Board members. Increased insider ownership will further align management and Board interests with shareholder interests.

  PREMIUM PRICED STOCK OPTIONS. To provide an additional vehicle for aligning existing management and newly acquired management from the Company's acquisition activity with shareholders' interests, the December 1997 grant provided an election under which an optionee could receive either a stock option equal to three times (3x) the number of shares the recipient received in his or her normal grant or the normal grant number of shares. If an optionee chose to receive the (3x) grant, the associated options were granted at an exercise price that was at a twenty-five (25%) percent premium to the fair market value on the date of grant. Previously, the Compensation Committee had not granted a premium priced stock option.

  ALL EMPLOYEE STOCK OPTION. In December 1997, the Board approved a one time special grant of a 100 share option grant to most St. Jude Medical employees, except for those employees who have previously been awarded stock options or work in certain countries where tax or labor laws make it all but impossible to grant stock options. These options vested immediately and were granted at the fair market value on the day of grant. The purpose of the all employee stock grant is to recognize employees for their contributions and to more closely align the interests of the employees with those of St. Jude Medical and its shareholders.

  RESTRICTED STOCK AWARDS. Restricted stock awards have been utilized as an incentive to enhance the Company's financial performance. In addition, the Committee believes restricted shares provide an immediate and direct link to shareholder interests. The timing and number of shares granted is based on the Company's future business plans and the executive's ability to positively impact those plans. Restricted stock awards may be made subject to meeting certain performance measures and generally vest over a four-year period. However, accelerated vesting may be available based on the achievement of performance measures. During 1996, 50,000 restricted shares were awarded to Mr. Matricaria as part of the extension of his employment contract discussed below. Restrictions will lapse on twenty-five percent of the shares on each annual anniversary date from July 16, 1996.

  1997 PERFORMANCE STOCK OPTION PROGRAM. In May 1997, the Board approved a performance stock option program under which management has the opportunity to accelerate vesting of stock options by achieving predetermined, aggressive annual stock price appreciation targets. The purpose of this program is to motivate management to significantly increase shareholder value through successful execution of the Company's strategic and operating plans. At December 31, 1997, none of the stock options granted under this program had vested.

CHIEF EXECUTIVE OFFICER COMPENSATION

  In establishing Ronald A. Matricaria's compensation package, the Committee periodically commissions a study by an independent compensation consulting firm to review the Company's executive compensation program, including the CEO's compensation. The analysis addresses all compensation elements and compares the Company's program to the executive compensation programs of other leading medical products and supplies companies in the peer group noted above. This analysis ensures the Committee has sufficient comparative data with respect to overall compensation levels.

  In July 1996, the Compensation Committee negotiated a five year extension to Mr. Matricaria's 1993 employment agreement. Effective January 1, 1997, Mr. Matricaria received a base salary of $750,000 per annum. The bonus compensation opportunity for Mr. Matricaria affords him the opportunity to earn an incentive payment of up to 100% of base salary each fiscal year upon achievement of established targets mutually agreed upon by Mr. Matricaria and the Board of Directors. Mr. Matricaria's 1997 annual incentive award was based on the Company's performance in achieving its 1997 earnings per share target. For fiscal year 1997, Mr. Matricaria did not receive an award.

  Mr. Matricaria was granted a non-qualified stock option to purchase 500,000 shares of the Company's common stock under the 1994 Stock Option Plan, subject to shareholder approval. The option was granted on July 16, 1996, at an exercise price of $31.375 (the fair market value on the day of grant). These shares will be exercisable at the rate of 25% per year on the four anniversary dates from July 16, 1996. The shareholders at the May 1, 1997 annual meeting approved this stock option grant.

  Mr. Matricaria was granted a non-qualified performance stock option to purchase 500,000 shares of the Company's common stock under the 1994 Stock Option Plan, subject to shareholder approval. The option was granted on July 16, 1996, at an exercise price of $31.375 (the fair market value of a share of common stock on the day of grant). The opportunity exists to accelerate vesting of these performance options by achieving predetermined, aggressive annual stock price appreciation targets. The shareholders at the May 1, 1997 annual meeting approved this performance stock option grant.

  Mr. Matricaria did not receive additional stock option grants in 1997.

CONCLUSION

  The Committee believes that management should be motivated, through its compensation programs, to achieve the Company's annual performance goals. For this reason, the Committee has designed the Company's compensation plan to emphasize achievement of earnings per share, divisional and regional sales and operating income targets. The Committee believes that its compensation plans serve to focus management on the appropriate goals for the benefit of the Company's shareholders.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

Kenneth G. Langone         William R. Miller         Walter L. Sembrowich, Ph.D

           2. RATIFICATION OF RE-APPOINTMENT OF INDEPENDENT AUDITORS

  The accounting firm of Ernst & Young LLP has been the Company's auditing firm since its inception. Ernst & Young LLP has been re-appointed by the Board of Directors as the Company's auditing firm for the current year. Although shareholder approval is not required, the Board of Directors requests shareholder ratification of Ernst & Young LLP's re-appointment. In the event the re-appointment of Ernst & Young LLP should not be ratified by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

  A representative from Ernst & Young LLP will be available at the Annual Meeting of Shareholders to answer any appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE RE-APPOINTMENT OF ERNST & YOUNG LLP.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending December 31, 1998, is expected to be held on or about May 1, 1999, and proxy materials in connection with that meeting are expected to be mailed on or about March 26, 1999. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before December 1, 1998.

  The Bylaws of the Company establish an advance notice procedure with regard to (i) certain business to be brought before an annual meeting of shareholders of the Company; and (ii) the nomination by shareholders of candidates for election as directors.

  PROPERLY BROUGHT BUSINESS. The Bylaws provide that at the annual meeting only such business may be conducted as is of a nature that is appropriate for consideration at an annual meeting and has been either specified in the notice of the meeting, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a shareholder who has given timely written notice to the Secretary of the Company of such shareholder's intention to bring such business before the meeting. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). Notice relating to the conduct of such business at an annual meeting must contain certain information as described in Article I of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. Nothing in the Bylaws precludes discussion by any shareholder of any business properly brought before the annual meeting in accordance with the Company's Bylaws.

  SHAREHOLDER NOMINATIONS. The Bylaws provide that a notice of proposed shareholder nominations for the election of directors must be timely given in writing to the Secretary of the Company prior to the meeting at which directors are to be elected. To be timely, the notice must be given by such shareholder to the Secretary of the Company not less than 50 days nor more than 75 days prior to the meeting (or if less than 60 days' notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, not later than the tenth day following the day on which the notice of the date of the annual meeting was mailed or such public disclosure was made). The notice to the Company from a shareholder who intends to nominate a person at the meeting for election as a director must contain certain information as described in Article II of the Company's Bylaws, which are available for inspection by shareholders at the Company's principal executive offices pursuant to Section 302A.461, subd. 4 of the Minnesota Statutes. If the presiding officer of a meeting of shareholders determines that a person was not nominated in accordance with the foregoing procedure, such person will not be eligible for election as a director.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  SECTION 16(A). Section 16(a) of the Exchange Act requires the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. All such filings were filed on a timely basis except for the Form 3s for Messrs. Coyle and Mondale which were one day late and Form 5s for Messrs. Berdusco, Dennis, Fourteau, Gove, Munzenrider, O'Malley, and Parks which were 10 days late and Mr. Langone which was 18 days late.

                                    GENERAL

  All proxies properly executed will be voted in the manner directed by shareholders. If no direction is made, proxies will be voted "FOR" the election of the Board of Director's nominees for directors and "FOR" proposal 2.

  The management of the Company knows of no matter other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

  All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company or a proxy solicitation firm may also solicit in person, by telephone, by facsimile or by mail.

  The Annual Report of the Company for the year ended December 31, 1997 is enclosed herewith. Shareholders may receive without charge a copy of the Company's Form 10-K Annual Report, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission, by writing to: Investor Relations, St. Jude Medical, Inc., One Lillehei Plaza, St. Paul, Minnesota 55117.

                                       By Order of the Board of Directors,

                                       KEVIN T. O'MALLEY
                                       Secretary

March 27, 1998

                             ST. JUDE MEDICAL, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 14, 1998

    The undersigned hereby appoints Ronald A. Matricaria, Robert E. Munzenrider and Kevin T. O'Malley or any one of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of St. Jude Medical, Inc., to be held May 14, 1998, at 9:30 a.m. at the Lutheran Brotherhood Auditorium, Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies.

                        (TO BE SIGNED ON REVERSE SIDE)

                                                                      SEE
                                                                    REVERSE
                                                                      SIDE

[X] Please mark your
    votes as in this
    example


            FOR all nominees listed     WITHHOLD AUTHORITY to  Nominees:
            below (except as marked     vote for all nominees  Fred B. Parks
            the contrary below)         listed at right        Gail R. Wilensky


1. ELECTION OF
   DIRECTORS.        [_]                      [_]


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
-----------------------------------------------------------------------------


2. PROPOSAL TO RATIFY THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
INDEPENDENT AUDITORS.        FOR             AGAINST                ABSTAIN

                             [_]               [_]                    [_]


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2), IN ACCORDANCE WITH THE SPECIFICATIONS MADE AND "FOR" THE NOMINEES LISTED ABOVE AND PROPOSAL (2) IF THERE IS NO SPECIFICATION.


Dated: ___________________, 1998


_______________________________
   Signature of Shareholder

_______________________________
Signature of Joint Shareholder
      (if held jointly).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE DATE AND SIGN exactly as your name(s) appears below indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.